UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2003

King Pharmaceuticals,Inc.
(Exact name of registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation)	0—24425 (Commission File Number)	54-1684963 (IRS Employer Identification Number)

501 Fifth Street, Bristol, Tennessee (Address of principal executive offices)	37620 (Zip Code)

Registrant’s telephone number, including area code: 423-989-8000

Not Applicable
(Former name or former address, if changed since last report)

SIGNATURE
Exhibit Index
EX-2.1 Amended & Restated Asset Purch. Agreement
EX-99.1 Press Release

Item 2. Acquisition or Disposition of Assets

     On June 12, 2003, King Pharmaceuticals, Inc., a Tennessee corporation, completed its previously announced acquisition of Elan Corporation, plc’s primary care business in the United States and Puerto Rico, which includes two branded prescription pharmaceutical products, including rights to potential new formulations of the products, together with Elan's experienced primary care field sales force consisting of approximately 350 representatives. As part of the transaction, King also acquired certain intellectual property, regulatory, and other assets relating to one of the products directly from Wyeth. Of the total purchase price of $750 million, $125 million was financed by Credit Suisse First Boston and other financial institutions pursuant to our existing $400 million senior secured credit facility. The remaining $625 million of the purchase price was paid with working capital.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements on Businesses Acquired.

The financial statements required to be filed pursuant to Item 7(a)(1) are not included with this report. In accordance with Item 7(a)(4), the Registrant will file such statements by amendment to this Form 8-K no later than August 26, 2003.

(b)	Pro Forma Financial Information.

The pro forma financial information required to be filed pursuant to Item 7(b) is not included with this report. In accordance with Item 7(b)(2), the Registrant will file such financial information by amendment to this Form 8-K no later than August 26, 2003.

     (c)  Exhibits.

The following exhibits are filed pursuant to Item 601 of Regulation S-K:

Exhibits:

Exhibit
Number	Description of Exhibit

2.1	Amended and Restated Asset Purchase Agreement dated as of May 19, 2003, by and among Elan Corporation, plc, Elan Pharma International Limited, Elan Pharmaceuticals, Inc. and King Pharmaceuticals, Inc, Jones Pharma Incorporated and Monarch Pharmaceuticals, Inc.
99.1	Press Release of King Pharmaceuticals, Inc. dated June 13, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date: June 13, 2003

KING PHARMACEUTICALS, INC.

By: /s/ James R. Lattanzi James R. Lattanzi Chief Financial Officer

Exhibit Index

Exhibit
Number	Description of Exhibit

2.1	Amended and Restated Asset Purchase Agreement dated as of May 19, 2003, by and among Elan Corporation, plc, Elan Pharma International Limited, Elan Pharmaceuticals, Inc. and King Pharmaceuticals, Inc, Jones Pharma Incorporated and Monarch Pharmaceuticals, Inc.
99.1	Press Release of King Pharmaceuticals, Inc. dated June 13, 2003.